                                                                   EXHIBIT 1.3



                         THE CHARLES SCHWAB CORPORATION

                          Medium-Term Notes, Series A

                   Due More than 9 Months from Date of Issue

                             DISTRIBUTION AGREEMENT



                                                                   July 13, 1998



Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Charles Schwab & Co., Inc.
101 Montgomery Street
San Francisco, California  94104

Credit Suisse First Boston Corporation
11 Madison Avenue
New York, New York  10010


Dear Ladies/Gentlemen:

          The Charles Schwab Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you with respect to the issue and sale from time to time by the Company of such aggregate initial public offering price of its Medium-Term Notes, Series A, due more than 9 months from date of issue, as at such time (a) has been duly authorized for issuance and sale by the Board of Directors of the Company and (b) is covered by one or more registration statements that have become effective under the Securities Act of 1933, as amended (the "Notes"). The Notes may be issued as senior indebtedness (the "Senior Notes") or as senior subordinated indebtedness (the "Senior Subordinated Notes") of the Company. The Senior Notes will be issued pursuant to the provisions of a senior indenture dated as of July 15, 1993 (the "Senior Debt Indenture") between the Company and The Chase Manhattan Bank (formerly Chemical Bank), as trustee (the "Trustee"). The Senior Subordinated Notes will be issued pursuant to the provisions of a senior

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subordinated indenture dated as of July 15, 1993 (the "Senior Subordinated Debt
Indenture") between the Company and the Trustee. The Senior Debt Indenture and the Senior Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Notes will have the maturities, interest rates, redemption provisions, if any, and other terms as set forth in supplements to the Basic Prospectus referred to below.

          Subject to the terms and conditions stated herein, and subject to the reservation by the Company of the right to appoint additional Agents who will agree to be subject to the terms hereof pursuant to Section 12 hereof and to sell Notes directly on its own behalf at any time and to any person in those jurisdictions where such offering by the Company is authorized, the Company hereby appoints Morgan Stanley & Co. Incorporated ("Morgan Stanley"), Goldman, Sachs & Co. ("Goldman, Sachs"), Charles Schwab & Co., Inc. ("Charles Schwab"), and Credit Suisse First Boston Corporation("CS First Boston") (individually, an "Agent" and collectively, the "Agents") as its exclusive agents for the purpose of soliciting and receiving offers to purchase Notes from the Company by others and, on the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, each Agent agrees to use reasonable efforts to solicit and receive offers to purchase Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. In addition, any Agent may also purchase Notes as principal pursuant to the terms of a terms agreement relating to such sale (a "Terms Agreement") in accordance with the provisions of Section 2(b) hereof. Each Agent acknowledges that, in the case of any sale of Notes by the Company not resulting from a solicitation made or an offer to purchase received by such Agent, or arising in connection with a purchase by such Agent as principal, no commission shall be payable to such Agent with respect to such sale. Each Agent further acknowledges that in acting under this Agreement and in connection with the sale of any Notes by the Company (other than Notes sold to such Agent as principal), such Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes.

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement, including a prospectus, and may in the future file one or more additional registration statements, in each case including a prospectus, relating to the Notes. The term

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"Registration Statement," as used herein, means, at any time, such of the foregoing registration statements, including the exhibits thereto, as are being used to offer Notes at such time. The Company proposes to file with the Commission from time to time, pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"), supplements to the prospectus included in the Registration Statement that will describe certain terms of the Notes.
The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus." The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements (each a "Prospectus Supplement") specifically relating to Notes, as filed with, or transmitted for filing to, the Commission pursuant to Rule 424. As used herein, the terms "Basic Prospectus" and "Prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement," "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If the Company has filed an abbreviated registration statement to register additional Debt Securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          1.   Representations and Warranties.  The Company represents and
               ------------------------------
warrants to and agrees with each Agent as of the Commencement Date, as of each date on which an Agent solicits offers to purchase Notes, as of each date on which the Company accepts an offer to purchase Notes (including any purchase by an Agent pursuant to a Terms Agreement), as of each date the Company issues and delivers Notes and as of each date the Registration Statement or the Basic Prospectus is amended or supplemented, as follows (it being understood that such representations, warranties and agreements shall be deemed to relate to the Registration Statement, the Basic Prospectus and the Prospectus, each as amended or supplemented to each such date):

          (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that (1) the representations and warranties set forth in this
Section 1(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to an Agent furnished to the Company in writing by such Agent expressly for use therein or
(B) to that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee and (2) the representations and warranties set forth in clauses (iii) and (iv) above, when made as of the Commencement Date or as of any date on which an Agent solicits offers to purchase Notes or on which the Company accepts an offer to purchase Notes, shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

          (c) The Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each of Schwab Holdings, Inc. ("Holdings"), Charles Schwab, and each other subsidiary of the Company that is a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the Commission (each, a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (e) Each of this Agreement and any applicable Written Terms Agreement (as hereinafter defined) has been duly authorized, executed and delivered by the Company.

          (f) Each Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (g) The forms of Notes have been duly authorized and, when the Notes have been executed and authenticated in accordance with the provisions of the relevant Indenture and delivered to and duly paid for by the purchasers thereof, the Notes will be entitled to the benefits of such Indenture and will be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and
(ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

          (h) The execution and delivery by the Company of this Agreement, the Notes, the Indentures and any applicable Written Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement will not contravene any provision of applicable law or the certificate

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of incorporation or by-laws of the Company or Charles Schwab or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes, the Indentures and any applicable Terms Agreement, or for the performance by Charles Schwab of its obligations under this Agreement and any applicable Terms Agreement, except such as have been obtained, and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes; provided, however, that no representation is made as to whether the purchase of the Offered Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended.

          (i) There has not occurred any material adverse change, or any development which could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

          (j) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

          (k) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (l) Each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all

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self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (m) Each of the Company and its Significant Subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) Charles Schwab is a member in good standing of the associations and exchanges indicated in the Prospectus and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          2.   Solicitations as Agent; Purchases as Principal.
               ------------------------------------ ---------

          (a) Solicitations as Agent.  In connection with an Agent's actions as
              ----------------------
agent hereunder, such Agent agrees to use reasonable efforts to solicit offers to purchase Notes upon the terms and conditions set forth in the Prospectus as then amended or supplemented.

          The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase Notes. Upon receipt of at least one business day's prior notice from the Company, the Agents will forthwith suspend solicitations of offers to purchase Notes from the Company until such time as the Company has advised the Agents that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters in accordance with Sections 5(a), 5(b) and 5(c); provided, however, that if the Registration Statement or Prospectus is
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amended or supplemented during the period of suspension

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(other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), no Agent shall be required to resume soliciting offers to purchase Notes until the Company has delivered such certificates, opinions and letters as such Agent may request.

          The Company agrees to pay to each Agent, as consideration for the sale of each Note resulting from a solicitation made or an offer to purchase received by such Agent, a commission in the form of a discount from the purchase price of such Note equal to the percentage set forth below of the purchase price of such
Note:

          Term                                  Commission Rate
          ----                                  ---------------

From 9 months to less than 12 months                 .125%
From 12 months to less than 18 months                .150%
From 18 months to less than 2 years                  .200%
From 2 years to less than 3 years                    .250%
From 3 years to less than 4 years                    .350%
From 4 years to less than 5 years                    .450%
From 5 years to less than 6 years                    .500%
From 6 years to less than 7 years                    .550%
From 7 years to less than 10 years                   .600%
From 10 years to less than 15 years                  .625%
From 15 years to less than 20 years                  .700%
From 20 years to 30 years                            .750%
More than 30 years                                   .875%

          Each Agent shall communicate to the Company, orally or in writing, each offer to purchase Notes received by such Agent as agent that in its judgment should be considered by the Company. The Company shall have the sole right to accept offers to purchase Notes and may reject any offer in whole or in part. Each Agent shall have the right to reject any offer to purchase Notes that it considers to be unacceptable, and any such rejection shall not be deemed a breach of its agreements contained herein. The procedural details relating to the issue and delivery of Notes sold by the Agents as agents and the payment therefor shall be as set forth in the Administrative Procedures (as hereinafter defined).

          (b) Purchases as Principal.  Each sale of Notes to an Agent as
              ----------------------
principal shall be made in accordance with the terms of this Agreement. In connection with each such sale, the Company will enter into a Terms Agreement that will provide for the sale of such Notes to and the purchase thereof by such Agent. Each Terms Agreement will take the form of either (i) a written agreement between such Agent and the Company, which may be substantially in the form of Exhibit A hereto (a "Written Terms Agreement"), or (ii) an oral agreement between such Agent and the Company, which may be confirmed in writing by such Agent to the Company.

          An Agent's commitment to purchase Notes as principal pursuant to a Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Notes to be purchased by such Agent pursuant thereto, the maturity date of such Notes, the price to be paid to the Company for such Notes, the interest rate and interest rate formula, if any, applicable to such Notes and any other terms of such Notes. Each such Terms Agreement may also specify any requirements for officers' certificates, opinions of counsel and letters from the independent auditors of the Company pursuant to
Section 4 hereof. A Terms Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent.

          Each Terms Agreement shall specify the time and place of delivery of and payment for such Notes. Unless otherwise specified in a Terms Agreement, the procedural details relating to the issue and delivery of Notes purchased by an Agent as principal and the payment therefor shall be as set forth in the Administrative Procedures. Each date of delivery of and payment for Notes to be purchased by an Agent pursuant to a Terms Agreement is referred to herein as a "Settlement Date."

          Unless otherwise specified in a Terms Agreement, if an Agent is purchasing Notes as principal such Agent may resell such Notes to other dealers. Any such sales may be at a discount, which shall not exceed the amount set forth in the Prospectus Supplement relating to such Notes.

          (c) Administrative Procedures.  The Agents and the Company agree to
              -------------------------
perform the respective duties and obligations specifically provided to be performed in the Medium-Term Notes, Series A, Administrative Procedures (attached hereto as Exhibit B) (the "Administrative Procedures"), as amended from time to time. The Administrative Procedures may be amended only by written agreement of the Company and the Agents.

          (d) Delivery.  The documents required to be delivered by Section 4 of
              --------
this Agreement as a condition
precedent to each Agent's obligation to begin soliciting offers to purchase Notes as an agent of the Company shall be delivered at the office of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Company, not later than 1:00 p.m., California time, on the date hereof, or at such other time and/or place as the Agents and the Company may agree upon in writing, but in no event later than the day prior to the earlier of (i) the date on which the Agents begin soliciting offers to purchase Notes and (ii) the first date on which the Company accepts any offer by an Agent to purchase Notes pursuant to a Terms Agreement. The date of delivery of such documents is referred to herein as the "Commencement Date."

          (e) Obligations Several.  The Company acknowledges that the
              -------------------
obligations of the Agents under this Agreement are several and not joint.

          3.   Agreements.  The Company agrees with each Agent that:
               ----------

          (a) Prior to the termination of the offering of the Notes pursuant to this Agreement or any Terms Agreement, the Company will not file any Prospectus Supplement relating to the Notes or any amendment to the Registration Statement unless the Company has previously furnished to the Agents copies thereof for their review and will not file any such proposed supplement or amendment to which the Agents reasonably object; provided, however, that (i) the foregoing
                                    --------  -------
requirement shall not apply to any of the Company's periodic filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to the Agents promptly after being transmitted for filing with the Commission and (ii) any Prospectus Supplement that merely sets forth the terms or a description of particular Notes shall only be reviewed and approved by the Agent or Agents offering such Notes. Subject to the foregoing sentence, the Company will promptly cause each Prospectus Supplement to be filed with or transmitted for filing to the Commission in accordance with Rule 424(b) under the Securities Act. The Company will promptly advise the Agents (i) of the filing of any amendment or supplement to the Basic Prospectus (except that notice of the filing of an amendment or supplement to the Basic Prospectus that merely sets forth the terms or a description of particular Notes shall only be given to the Agent or Agents offering such Notes), (ii) of the filing and effectiveness of any amendment to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Basic Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use reasonable efforts to prevent the issuance of any such stop order or notice of suspension of qualification and, if issued, to obtain as soon as possible the withdrawal thereof. If the Basic Prospectus is amended or supplemented as a result of the filing under the Exchange Act of any document incorporated by reference in the Prospectus, no Agent shall be obligated to solicit offers to purchase Notes so long as it is not reasonably satisfied with such document.

          (b) If, at any time when a prospectus relating to the Notes is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances when the Prospectus, as then amended or supplemented, is delivered to a purchaser, not misleading, or if, in the opinion of the Agents or in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, as then amended or supplemented, to comply with applicable law, the Company will immediately notify the Agents by telephone (with confirmation in writing) to suspend solicitation of offers to purchase Notes and, if so notified by the Company, the Agents shall forthwith suspend such solicitation and cease using the Prospectus, as then amended or supplemented. If the Company shall decide to amend or supplement the Registration Statement or Prospectus, as then amended or supplemented, it shall so advise the Agents promptly by telephone (with confirmation in writing) and, at its expense, shall prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to the Agents, that will correct such statement or omission or effect such compliance and will supply such amended or supplemented Prospectus to the Agents in such quantities as they may reasonably request. If any documents, certificates, opinions and letters furnished to the Agents pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) in connection with the preparation and filing of such amendment or supplement are satisfactory in all respects to the Agents, upon the filing with the Commission of such amendment or supplement to the Prospectus or upon the effectiveness of an amendment to the Registration Statement, the Agents will resume the solicitation of offers to purchase Notes hereunder. Notwithstanding any other provision of this Section 3(b), until 180 days after the date any Agent has purchased Notes as principal from the Company, if any event described above in this paragraph (b) occurs, the Company will, at its own expense, forthwith prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or Prospectus, as then amended or supplemented, satisfactory in all respects to such Agent, will supply such amended or supplemented Prospectus to such Agent in such quantities as it may reasonably request and shall furnish to such Agent pursuant to paragraph (f) below and Sections 5(a), 5(b) and 5(c) such documents, certificates, opinions and letters as it may request in connection with the preparation and filing of such amendment or supplement.

          (c) The Company will make generally available to its security holders and to the Agents as soon as practicable earning statements that satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder covering twelve month periods beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158 under the Securities Act) of the Registration Statement with respect to each sale of Notes. If such fiscal quarter is the last fiscal quarter of the Company's fiscal year, such earning statement shall be made available not later than 90 days after the close of the period covered thereby and in all other cases shall be made available not later than 45 days after the close of the period covered thereby.

          (d) The Company will furnish to each Agent, without charge, a signed copy of the Registration Statement, including exhibits and all amendments thereto, and as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as such Agent may reasonably request.

          (e) The Company will endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualification for as long as the Agents shall reasonably request.

          (f) The Company shall furnish to the Agents such relevant documents and certificates of officers of the Company relating to the business, operations and affairs of the Company, the Registration Statement, the Basic Prospectus, any amendments or supplements thereto, the Indentures, the Notes, this Agreement, the Administrative Procedures, any Terms Agreement and the performance by the Company of its obligations hereunder or thereunder as the Agents may from time to time reasonably request.

          (g) The Company shall notify the Agents promptly in writing of any downgrading, or of its receipt of any notice of any intended or potential downgrading or of any review for possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

          (h) The Company will, whether or not any sale of Notes is consummated, pay all expenses incident to the performance of its obligations under this Agreement and any Terms Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto, (ii) the preparation, issuance and delivery of the Notes, (iii) the fees and disbursements of the Company's counsel and accountants and of the Trustee and its counsel, (iv) the qualification of the Notes under securities or Blue Sky laws in accordance with the provisions of Section 3(e), including filing fees and the fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Agents in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) the printing and delivery to the Agents of copies of any Blue Sky or Legal Investment Memoranda, (vii) any fees charged by rating agencies for the rating of the Notes, (viii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc., (ix) the reasonable fees and disbursements of counsel for the Agents incurred in connection with the offering and sale of the Notes, including any opinions to be rendered by such counsel hereunder, and (x) any reasonable out-of-pocket expenses incurred by the Agents; provided that any advertising expenses incurred
                                 --------
by the Agents shall have been approved by the Company.

          (i) Between the date of any Terms Agreement and the Settlement Date with respect to such Terms Agreement, the Company will not, without the prior consent of the Agent under such Term Agreement, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Notes that are to be sold pursuant to such Terms Agreement (other than (i) such Notes, (ii) Notes previously agreed to be sold by the Company and (iii) commercial paper issued in the ordinary course of business), except as may otherwise be provided in such Terms Agreement.

          4.   Conditions of the Obligations of the Agents.  Each Agent's
               -------------------------------------------
obligation to solicit offers to purchase Notes as agent of the Company, each Agent's obligation to purchase Notes pursuant to any Terms Agreement and the obligation of any other purchaser to purchase Notes will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made in each certificate furnished pursuant to the provisions hereof and to the performance and observance by the Company of all covenants and agreements herein contained on its part to be performed and observed (in the case of an Agent's obligation to solicit offers to purchase Notes, at the time of such solicitation, and, in the case of an Agent's or any other purchaser's obligation to purchase Notes, at the time the Company accepts the offer to purchase such Notes and at the time of issuance and delivery) and (in each case) to the following additional conditions precedent when and as specified:

          (a) Prior to such solicitation or purchase, as the case may be:

          (i) there shall not have occurred any change, or any development which could reasonably be expected to result in a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made, that, in the judgment of the relevant Agent, is material and adverse and that makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as so amended or supplemented;

         (ii) there shall not have occurred any (A) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (B) suspension of trading of any securities of the Company on any exchange or in any over-the-counter market, (C) declaration of a general moratorium on commercial banking activities in New York by either Federal or New York State authorities or (D) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the relevant Agent, is material and adverse and, in the case of any of the events described in clauses (ii)(A) through (D), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the time of such solicitation or at the time such offer to purchase was made; and

        (iii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

(A) except, in each case described in paragraph (i), (ii) or (iii) above, as disclosed to the relevant Agent in writing by the Company prior to such solicitation or, in the case of a purchase of Notes, as disclosed to the relevant Agent before the offer to purchase such Notes was made or (B) unless in each case described in (ii) above, the relevant event shall have occurred and been known to the relevant Agent before such solicitation or, in the case of a purchase of Notes, before the offer to purchase such Notes was made.

          (b) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received:

          (i) The opinion, dated as of such date, of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel for the Company to the effect that:

               (A) Charles Schwab is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and conduct its business as described in the Prospectus, as then amended or supplemented;

               (B) each of this Agreement and any applicable Written Terms Agreement has been duly authorized, executed and delivered by the Company;

               (C) each Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as enforcement thereof
          (a) may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) is subject to general principles of equity, regardless of whether codified by statute and regardless of whether enforcement is considered in a proceeding in equity or at law, and (c) is subject to certain additional customary exceptions;

               (D) the forms of Notes have been duly authorized by the Company, and if the terms of a particular Note and its issuance and sale are duly established in conformity with the relevant Indenture, and if such Note is duly executed by the Company and the Trustee and completed and authenticated in accordance with the terms of the relevant Indenture and delivered to and paid for by the purchasers thereof in accordance with this Agreement and any applicable Terms Agreement on the date of such opinion, such Note would be entitled to the benefits of such Indenture and would be valid and binding obligations of the Company, enforceable in accordance with their respective terms except as enforcement thereof (a) may be limited by bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) is subject to general principles of equity, regardless of whether codified by statute and regardless of whether enforcement is considered in a proceeding in equity or at law, and (c) is subject to certain additional customary exceptions;

               (E) (1) the execution and delivery by the Company of this Agreement, the Indentures and any applicable Written Terms Agreement, and the performance by the Company of its obligations under this Agreement, the Indentures and any applicable Terms Agreement, as of the Commencement Date (or Settlement Date, if applicable) did not contravene, and (2) the execution and delivery by the Company of the Notes, assuming such Notes were executed, issued and delivered in accordance with this Agreement and the Indentures as of the Commencement Date (or Settlement Date, if applicable) would not contravene, (a) any provision of applicable law (other than the securities or Blue Sky laws of the various states as to which such counsel need express no opinion), or (b) the certificate of incorporation or by-laws of the Company or Charles Schwab, or constitute a default under the Revolving Credit Facility, consisting of (i) a separate but substantially identical Credit Agreement (364-Day Commitment), between the Company and the banks listed therein, dated as of June 26, 1998, as amended, and the Promissory Notes issued pursuant thereto, and (ii) a separate but substantially identical Credit Agreement (3-Year Commitment), between the Company and the banks listed therein, dated as of June 26, 1998, as amended, and the Promissory Notes issued pursuant thereto, or to the best knowledge of such counsel, after reasonable investigation, any other instrument or agreement binding upon the Company or any subsidiary and evidencing or related to indebtedness for borrowed money, except such instruments and other agreements relating to capitalized lease obligations and installment purchase agreements for the acquisition of fixed assets, indebtedness pursuant to which does not in the aggregate exceed $15 million; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Notes (assuming such Notes were executed, issued and delivered in accordance with this Agreement and the Indentures as of the Commencement Date or Settlement Date, if applicable), the Indentures and any applicable Terms Agreement, or for the performance by Charles Schwab of its obligations under this Agreement and any applicable Terms Agreement, except such as are specified and have been obtained, and such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes;

          provided, however, that such counsel need not express an opinion as to whether the purchase of the Offered Securities constitutes a "prohibited transaction" under Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended;

               (F) the statements (1) in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus), "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus), and (2) in the Registration Statement, as then amended or supplemented, under Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (G) such counsel is of the opinion ascribed to it in the Prospectus, as then amended or supplemented, under the caption "Certain United States Federal Income Tax Consequences";

               (H) (1) such counsel is of the opinion that each document, if any, filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented (except for financial statements and schedules and other financial and statistical data included therein, and except for any proxy statement of the Company, as to which such counsel need not express any opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) no facts have come to the attention of such counsel to lead them to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to and except for any proxy statement of the Company) any part of the Registration Statement, as then amended, if applicable, as of the date such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) such counsel is of the opinion that the Registration Statement and Prospectus, as then amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data included therein and except for any proxy statement of the Company, as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (4) no facts have come to the attention of such counsel to lead them to believe that (except for financial statements and schedules and other financial and statistical data and except for any proxy statement of the Company, as to which such counsel need not express any belief) the Prospectus, as then amended or supplemented, if applicable, as of the date such opinion is delivered, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in the case of an
                                                --------
          opinion delivered on the Commencement Date or pursuant to Section 5(b), the opinion and belief set forth in clauses (3) and (4) above shall be deemed not to cover information concerning an offering of particular Notes to the extent such information will be set forth in a supplement to the Basic Prospectus.

         (ii) The opinion, dated as of such date, of the Office of Corporate Counsel of the Company to the effect that:

               (A) the Company is a duly incorporated, validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (B) each of Holdings and the Company's Significant Subsidiaries is a duly incorporated, validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and conduct its business as described in the Prospectus, as then amended or supplemented, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (C) each of the Company and its Significant Subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, as amended or supplemented, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (D) the statements (1) in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, as then amended or supplemented and (2) in "Item 1 - Legal Proceedings" of Part II of the Company's quarterly reports on Form 10-Q, if any, filed since such annual report, and (3) under the caption "Employment Agreement and Name Assignment" in the Company's Proxy Statement for its Annual Meeting of Stockholders immediately succeeding the filing of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

               (E) after due inquiry, such counsel does not know of any contracts or other documents that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, or to be filed or incorporated by reference as exhibits to such Registration Statement that are not described, filed or incorporated as required;

               (F) each of the Company and its Significant Subsidiaries is duly registered as a broker-dealer, municipal securities broker or dealer, investment adviser, or transfer agent, as the case may be, in each jurisdiction wherein the conduct of its business requires such registration, and each of the Company and its Significant Subsidiaries is in compliance in all material respects with all applicable laws, rules, regulations, orders, by-laws and similar requirements in connection with such registrations, except to the extent that the failure to be so registered or be in compliance would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (G) Charles Schwab is a member in good standing of the associations and exchanges indicated in the Prospectus, as then amended or supplemented, and is registered as a broker-dealer with the Commission and in all 50 states, the District of Columbia and Puerto Rico, except to the extent that the failure to be in good standing or be so registered would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

               (H) (1) the execution and delivery by the Company of the Agreement, the Indentures and any applicable Written Terms Agreement, and the performance by the Company of its obligations under the Agreement, the Indentures and any applicable Terms Agreement, as of the Commencement Date (or Settlement Date, if applicable), did not violate, and (2) the execution and delivery by the Company of the Notes, assuming such Notes were executed, issued and delivered in accordance with this Agreement and the Indentures as of the Commencement

          Date (or Settlement Date, if applicable), would not violate, to such counsel's best knowledge, after reasonable investigation, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (except for such contravention that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole).

               (I) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, and are not so described or of any statutes or regulations that are required to be described in the Registration Statement or the Prospectus, as then amended or supplemented, that are not described as required.

               (J) (1) Such counsel is of the opinion that the proxy statement most recently filed by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus, as then amended or supplemented, (except for financial statements and schedules and other financial and statistical data included therein, as to which such counsel need not express an opinion), complied when so filed as to form in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (2) no facts have come to the attention of such counsel to lead them to believe that (except for financial statements and schedules and other financial and statistical data, as to which such counsel need not express any belief) the proxy statement most recently filed pursuant to the Exchange Act by the Company and incorporated by reference in the Prospectus, when such part of Registration Statement became effective, and as of the date such opinion is delivered, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (iii) The opinion, dated as of such date, of Davis Polk & Wardwell, counsel for the Agents, covering the matters in subparagraphs (B), (C), (D) and (F) (with respect to statements in the Prospectus, as then amended or supplemented, under the captions "Description of Notes" (in the Prospectus Supplement), "Description of Debt Securities" (in the Basic Prospectus) and "Plan of Distribution" (in the Prospectus Supplement and in the Basic Prospectus)), and clauses (2), (3) and (4) of subparagraph (H) in paragraph
     (b)(i) above.

          In giving the opinions referred to in paragraph (i) hereof, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may rely on the opinion of Davis Polk & Wardwell as to any matters governed by the laws of New York, and in giving the opinion referred to in paragraph
     (iii) hereof, Davis Polk & Wardwell may rely on the opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, as to any matters governed by laws of California. With respect to subparagraph
     (H) of paragraph (b)(i) above, Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified. With respect to clauses (2), (3) and (4) of subparagraph (H) of paragraph (b)(i) above, Davis Polk & Wardwell may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto (but not including documents incorporated therein by reference) and review and discussion of the contents thereof (including documents incorporated therein by reference), but are without independent check or verification, except as specified.

          The opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, described in paragraph (b)(i) above shall be rendered to the Agents at the request of the Company and shall so state therein.

          The opinion of the Office of Corporate Counsel of the Company described in paragraph (b)(ii) above shall be rendered to the Agents at the request of the Company and shall so state therein.

          (c) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the relevant Agents shall have received a certificate, dated the Commencement Date or such Settlement Date, as the case may be, signed by an executive officer of the Company to the effect set forth in subparagraph (a)(iii) above and to the effect that the representations and warranties of the Company contained herein are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before such date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (d) On the Commencement Date and, if called for by any Terms Agreement, on the corresponding Settlement Date, the Company's independent auditors shall have furnished to the relevant Agents a letter or letters, dated as of the Commencement Date or such Settlement Date, as the case may be, in form and substance satisfactory to such Agents containing statements and information of the type ordinarily included in accountant's "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus, as then amended or supplemented.

          (e) On the Commencement Date and on each Settlement Date, the Company shall have furnished to the relevant Agents such appropriate further information, certificates and documents as they may reasonably request.

          5.   Additional Agreements of the Company.
               ------------------------------------

          (a) Each time the Registration Statement or Prospectus is amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rates, redemption provisions, amortization schedules or maturities offered on the Notes or for a change the Agents deem to be immaterial), the Company will deliver or cause to be delivered forthwith to each Agent a certificate signed by an executive officer of the Company, dated the date of such amendment or supplement, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the certificate referred to in
Section 4(c) relating to the

Registration Statement or the Prospectus as amended or supplemented to the time of delivery of such certificate.

          (b) Each time the Company furnishes a certificate pursuant to Section 5(a), the Company will furnish or cause to be furnished forthwith to each Agent written opinions of (i) independent counsel for the Company and (ii) the Office of Corporate Counsel for the Company. All such opinions shall be dated the date of such amendment or supplement, as the case may be, shall be in a form satisfactory to the Agents and shall be of the same tenor as the opinions referred to in Sections 4(b)(i) and (ii), but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. In lieu of such opinions, counsel last furnishing such an opinions to an Agent may furnish to each Agent a letter to the effect that such Agent may rely on such last opinions to the same extent as though it were dated the date of such letter (except that statements in such last opinions will be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter.)

          (c) Each time the Registration Statement or the Prospectus is amended or supplemented to set forth amended or supplemental financial information or such amended or supplemental information is incorporated by reference in the Prospectus, the Company shall cause its independent public accountants forthwith to furnish each Agent with a letter, dated the date of such amendment or supplement, as the case may be, in form satisfactory to the Agents, of the same tenor as the letter referred to in Section 4(d), with regard to the amended or supplemental financial information included or incorporated by reference in the Registration Statement or the Prospectus as amended or supplemented to the date of such letter.

          6.   Indemnification and Contribution.
               --------------------------------

          (a) The Company agrees to indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Agent or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof or the

Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to such Agent furnished to the Company in writing by such Agent expressly for use therein.

          (b) Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Agent, but only with reference to information relating to such Agent furnished to the Company in writing by such Agent expressly for use in the Registration Statement or the Prospectus or any amendments or supplements thereto.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley or, if Morgan Stanley is not an indemnified party and is not reasonably likely to become an indemnified party, by the Agents that are indemnified parties, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Notes, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other hand from the offering of such Notes or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and each Agent on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other hand in connection with the offering of such Notes shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company bear to the total discounts and commissions received by each Agent in respect thereof. The relative fault of the Company on the one hand and of each Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Each Agent's obligation to contribute pursuant to this Section 6 shall be several (in the proportion that the principal amount of the Notes the sale of which by or through such Agent gave rise to such losses, claims, damages or liabilities bears to the aggregate principal amount of the Notes the sale of which by or through any Agent gave rise to such losses, claims, damages or liabilities) and not joint.

          (e) The Company and the Agents agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata
                                                                        --- ----
allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 6, no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes referred to in paragraph (d) above that were offered and sold to the public through such Agent exceeds the amount of any damages that such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          7.   Position of the Agents.  In acting under this Agreement and in
               ----------------------
connection with the sale of any Notes by the Company (other than Notes sold to an Agent as principal pursuant to a Terms Agreement), each Agent is acting solely as agent of the Company and does not assume any obligation towards or relationship of agency or trust with any purchaser of Notes. An Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by such Agent and accepted by the Company, but such Agent shall not have any liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall hold the relevant Agent harmless against any loss, claim, damage or liability arising from or as a result of such default and shall, in particular, pay to such Agent the commission it would have received had such sale been consummated.

          8.   Termination.  This Agreement may be terminated at any time by the
               -----------
Company or, as to any Agent, by the Company or such Agent upon the giving of written notice of such termination to the other parties hereto, but without prejudice to any rights, obligations or liabilities of any party hereto accrued or incurred prior to such termination. The termination of this Agreement shall not require termination of any Terms Agreement, and the termination of any such Terms Agreement shall not require termination of this Agreement. If this Agreement is terminated, the provisions of the third paragraph of Section 2(a),
Section 2(e), the last sentence of Section 3(b) and Sections 3(c), 3(h), 6, 7, 9, 11 and 14 shall survive; provided that if at the time of termination an offer
                            --------
to purchase Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of such Notes has not occurred, the provisions of Sections 2(b), 2(c), 3(a), 3(e), 3(f), 3(g), 3(i), 4 and 5 shall also survive until such delivery has been made.

          9.   Representations and Indemnities to Survive.  The respective
               ------------------------------------------
indemnity and contribution agreements, representations, warranties and other statements of the Company, its officers and the Agents set forth in or made pursuant to this Agreement or any Terms Agreement will remain in full force and effect, regardless of any termination of this Agreement or any such Terms Agreement, any investigation made by or on behalf of an Agent or the Company or any of the officers, directors or controlling persons referred to in
Section 6 and delivery of and payment for the Notes.

          10.  Notices.  All communications hereunder will be in writing and
               -------
effective only on receipt, and, if sent to Morgan Stanley, will be mailed, delivered or telefaxed and confirmed to Morgan Stanley at 1585 Broadway, 2nd Floor, New York, New York 10036, Attention: Manager--Continuously Offered Products (telefax number: 212-761-0780), with a copy to Morgan Stanley at 1585 Broadway, 34th Floor, New York, New York 10036, Attention: Investment Banking Information Center (telefax number: 212-761-0260), if sent to Goldman, Sachs, will be mailed, delivered or telefaxed and confirmed to Goldman, Sachs at 85 Broad Street, New York, New York 10004, Attention: Credit Department, Medium-Term Notes (telefax number: 212-357-8680), if sent to Charles Schwab, will be mailed, delivered or telefaxed and confirmed to Charles Schwab at 101 Montgomery Street, San Francisco, California 94104, Attention: Chief Financial Officer (telefax number: 415-627-8188), if sent to CS First Boston, will be mailed, delivered or telefaxed and confirmed to CS First Boston at 11 Madison Avenue, 5th Floor, New York, NY 10010, Attention: Helena Wilner (telefax number: 212-325-8183) or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to the Company at 101 Montgomery Street, San Francisco, California 94104, Attention: Chief Financial Officer.

          11.  Successors.  This Agreement and any Terms Agreement will inure to
               ----------
the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in
Section 6 and the purchasers of Notes (to the extent expressly provided in Section 4), and no other person will have any right or obligation hereunder.

          12.  Amendments.  This Agreement may be amended or supplemented if,
               ----------
but only if, such amendment or supplement is in writing and is signed by the Company and each Agent; provided that the Company may from time to time, on
                        --------
seven days prior written notice to the Agents but without the consent of any Agent, amend this Agreement to add as a party hereto one or more additional firms registered under the Exchange Act, whereupon each such firm shall become an Agent hereunder on the same terms and conditions as the other Agents that are parties hereto. The Agents shall sign any amendment or supplement giving effect to the addition of any such firm as an Agent under this Agreement.

          13.  Counterparts.  This Agreement may be signed in any number of
               ------------
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          14.  Applicable Law.  This Agreement shall be governed by and
               --------------
construed in accordance with the internal laws of the State of New York.

          15.  Headings.  The headings of the sections of this Agreement have
               --------
been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and each of you.


                         Very truly yours,

                         THE CHARLES SCHWAB CORPORATION


                         By    /s/ Steven L. Scheid
                            ---------------------------
                            Print Name: Steven L. Scheid
                            Title: Executive Vice President
                            and Chief Financial Officer

The foregoing Agreement
is hereby confirmed
and accepted as of the
date first above written.

MORGAN STANLEY & CO. INCORPORATED


By    /s/ Harold J. Hendershot III
   --------------------------------
   Print Name: Harold J. Hendershot
   Title: Vice President

GOLDMAN SACHS & CO.


By    /s/ Goldman Sachs & Co.
   --------------------------------
   Print Name:
   Title:

CHARLES SCHWAB & CO., INC.


By    /s/ Steven L. Scheid
   --------------------------------
   Print Name: Steven L. Scheid
   Title: Executive Vice President
          and Chief Financial Officer

CREDIT SUISSE FIRST BOSTON CORPORATION


By    /s/ Helena M. Willner
   --------------------------------
   Print Name: Helena M. Willner
   Title: Vice President